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                                                                 EXHIBIT 10.5(b)

                                    AMENDMENT
                                       TO
                              EMPLOYMENT AGREEMENT
                                       AND
                      NON-QUALIFIED STOCK OPTION AGREEMENTS


              This AMENDMENT TO EMPLOYMENT AGREEMENT (this "Amendment"), is made December 19, 1995 by and between Valassis Communications, Inc. (the "Corporation") and Richard P. Herpich (the "Executive").

              WHEREAS, the Corporation and the Executive entered into that certain Employment Agreement effective January 17, 1994 as amended June 30, 1994 (the "Employment Agreement"); and

                    WHEREAS, the Corporation entered into NON-QUALIFIED STOCK OPTION AGREEMENTS with the Executive effective November 16, 1993 and May 10, 1994 (the "Option Agreements"); and

              WHEREAS, the Corporation and the Executive desire to amend the Employment Agreement and the Option Agreements to extend the term of employment under the Employment Agreement and conform the Employment Agreement to the Corporation's new policy of semi-annual bonuses instead of annual bonuses.

              NOW THEREFORE, in consideration of the above recitals, the parties hereto agree as set forth below.

              1. Section 1.(b) of the Employment Agreement shall be amended to read in its entirety as follows:

                    "The Employment Period shall commence on January 17, 1994 (the "Effective Date") and shall continue until the close of business on December 31, 1998."

              2.    Section 2.(a) shall be amended to read as follows:

                    (a) Position. During the Employment Period, the Sales Executive shall serve as National Sales Manager.

              3. The Employment Agreement shall be amended so that all references to "Annual Cash Bonus" in the Employment Agreement shall be deemed to be references to "Semi-Annual Cash Bonus."
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              4.    Section 3.(a) of the Employment Agreement shall be amended to read in its entirety as follows:

                    (a) Salary. The Executive's annual base salary ("Annual Base Salary"), payable not less often than biweekly, shall be at the annual rate of not less than $225,000 commencing on January 1, 1996. The Board may from time to time direct such upward adjustments in Annual Base Salary and other compensation and benefits as the Board deems to be necessary or desirable, including, without limitation, adjustments in order to reflect increases in the cost of living. Annual Base Salary shall not be reduced after any increase thereof. Any increase in Annual Base Salary and/or other compensation and benefits shall not serve to limit or reduce any other obligation of the Corporation under this Agreement.

              5. Section 3.(b) of the Employment Agreement shall be amended to read in its entirety as follows:

                    "Commencing on January 1, 1996, with respect to each six month period ending on June 30 and December 31 thereafter, the Executive shall be paid by the Corporation a semi-annual cash bonus of up to 50% of the Annual Base Salary in accordance with the targets set by the Board or the Compensation/Stock Option Committee of the Corporation (the "Committee"). Each such semi-annual bonus (the "Semi-Annual Cash Bonus") shall be paid promptly after the end of the applicable six month period when either the Board or the Committee has determined that applicable targets have been met but in no event later than 60 days after each June 30 and December 31. The Executive shall also be entitled to participate in any programs of the Corporation enabling employees to apply all or part of any bonus to the purchase of the Corporation's stock and receive matching grants."

              6. Section 4.(a)(iii) of the Employment Agreement shall be amended by deleting the phrase "100% of the maximum Annual Cash Bonus for the fiscal year" and inserting the phrase "two times the maximum Semi-Annual Cash Bonus for the current six month period."

              7. All other terms of the Employment Agreement and the Option Agreements shall remain in full force and effect.

              8. This instrument, together with the Employment Agreement and the Option Agreements, contains the entire agreement of the parties with respect to the subject matter hereof. This Amendment shall be governed by and construed in accordance with the laws of the State of New York, without reference to principles of conflict of laws. The amendments to the Employment Agreement and the Option Agreements contained in this Amendment shall be effective from and after January 1, 1996.

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              IN WITNESS WHEREOF, the Executive and the Corporation have caused this Agreement to be executed as of the day and year first above written.


                                                VALASSIS COMMUNICATIONS, INC.

                                                By:
                                                   ----------------------------

                                                Name:    Barry P. Hoffman, Esq.

                                                Title:   Secretary





                                                -------------------------------
                                                Richard P. Herpich


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